UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2017
   _____________________
(Exact name of registrant as specified in its charter)
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DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On June 6, 2017, Red Mountain Partners, L.P. (the “Selling Stockholder”) completed its sale of 4,377,330 shares of common stock, $0.01 par value per share (the “Common Stock”), of Air Transport Services Group, Inc. (“ATSG” or the “Company”) to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”) at a price of $22.42 per share pursuant to the underwriting agreement (the “Underwriting Agreement”) among the Selling Stockholder, the Company and the Underwriter.
 Pursuant to the Underwriting Agreement, the Company purchased 380,637 shares of Common Stock from the Underwriter at a price per share equal to the price being paid by the Underwriter to the Selling Stockholder, resulting in an aggregate purchase price of $8,533,881 (the “Share Repurchase”). The Share Repurchase was made as a part of the stock repurchase program authorized by the Company’s board of directors in August 2014, as amended by the board in May 2016. The Company funded the Share Repurchase with cash on hand and/or borrowings under its revolving credit line.
The sale of the Common Stock by the Selling Stockholder was made pursuant to the Company's effective shelf registration statement that was filed with the Securities and Exchange Commission on May 31, 2017 (Registration No. 333-218367). The offering was made only by means of the prospectus supplement and the accompanying prospectus. This Form 8-K shall not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Chief Legal Officer & Secretary

Date:	June 6, 2017